EXHIBIT 4.11

GEORGIA RESIDENTIAL LEASE AGREEMENT

6404 WALNUT

Please note: This exhibit has been redacted to remove name and contact information of tenant for which the issuer would consider disclosure of to be a “clearly unwarranted invasion of personal privacy” and for which the issuer “customarily and actually treats… as private or confidential and… is not material”. Redactions are indicated by a black box.

LEASE FOR RESIDENTIAL PROPERTY

For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Landlord ( Landa App LLC-6404 Walnut Way Union City GA LLC ) and the undersigned Tenant (           ,

__________________________, __________________________) do hereby agree as follows:

A. PRIMARY TERMS. The primary terms of this Lease are set forth in this Section and are subject to the explanations and clarifications set forth in Corresponding Paragraphs Section B of the Lease.

Lease. Landlord agrees to lease to Tenant, and Tenant agrees to lease from Landlord, the Premises identified herein on this date of

_______________________________________________ on the terms and conditions of which are set forth below.

1. Property Address: 6404 Walnut Way Unit _____________ City Union City County Fulton Georgia, Zip 30291 (“Premises”)

2. Lease Start Date: February 1, 2026 Last Day of Lease (“Lease End Date”): January 31, 2027 Tenant may terminate this Agreement without penalty if possession is not granted within 5 days of the Lease Start Date (“Approved Delay Period”).

3. Rent.

a. Rent: Tenant shall pay monthly rent of $ 2,000.00 . Rent Shall Be Payable To Landa Properties Holdco LLC and delivered to: Direct Deposit to Synovus Account           ABA Routing           or mail checks to address in sec. 26(b) below (“Rent Payment Address”) unless another address is specified by the above-referenced party receiving the rent following the notice provisions herein.

b. Due Date for Rent: Rent is due by the 1st day of the month. Rent may be paid in any of the forms checked here:[X] Check

[ ] Cash [X] Certified Check [X] Money Order [ ] Credit Card [ ] ACH or [X] EFT.

c. Late Date and Additional Rent for Late Payment: Rent paid after 5:00 p .m. on the 5th day of the month shall be late and must include additional rent of $150.00 (“Additional Rent for Late Payment”).

d. Credit Card: If rent is paid by Credit Card rent must include a credit card convenience fee of _______________________________.

e. Service Charge(s): Tenant shall pay Landlord the following service charges:

(1) To Post a 3 Day Notice to Vacate or Pay conspicuously on the Premises: $___________

(2) Dishonored Check or Rejected Electronic (ACH) Payment: $____________

4. Security Deposit.

a. Tenant shall pay n/a as “Holder” a security deposit of $ 0.00 by: [ ] Check [ ] Cash [ ] Certified Check [ ] Money Order [ ] Credit Card [ ] ACH or [ ] EFT. Security deposit shall be paid not later than the Lease Start Date but not earlier than the date Landlord or Manager has presented Tenant with a copy of the Move-In Inspection. Landlord’s or Manager’s signature below does not constitute receipt of the security deposit. Landlord or Manager shall provide Tenant with a receipt for the security deposit once said deposit has been paid. NO LANDLORD SHALL DEMAND OR RECEIVE A SECURITY DEPOSIT IN EXCESS OF TWO MONTHS’ RENT.

b. Security Deposit Bank Account: The security deposit will be held in:

[ ] Escrow Account at __________________________ Bank; OR [ ] General Account at ______________________________ Bank.

5. Notice Not to Renew Lease. A party electing not to renew the Lease shall be required to provide 60 days notice of the same to the other party even when the lease becomes a month to month agreement.

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6. Re-Key Fee Paid By Tenant upon Lease Termination: $ ______________________________________________________________

7. Non-Refundable Administrative Fee Paid by Tenant: $ ______________________________________________________________

8. Pets. Tenant [X] shall or [ ] shall not be allowed to keep pets on the premises. If pets are allowed a separate pet exhibit must be attached hereto and is incorporated into this Lease.

9. Smoking. Tenant [ ] shall or [X] shall not be allowed to smoke, in any form, on or in the Premises.

10. No Subletting. No subletting of any kind including, but not limited to, nightly rental services such as AIRBNB.com, or home exchange services such as HomeExchange.com.

11. Utilities. Utilities provided by Landlord: [ ] Water [ ] Sewer [ ] Gas [ ] Electricity [ ] Trash Pickup [ ] Cable [X] None

[ ] Other: ____________________________________________________________________________________________________ THIS FORM IS COPYRIGHTED AND MAY ONLY BE USED IN REAL ESTATE TRANSACTIONS IN WHICH Joel Murovitz IS INVOLVED AS A REAL ESTATE LICENSEE. UNAUTHORIZED USE OF THE FORM MAY RESULT IN LEGAL SANCTIONS BEING BROUGHT AGAINST THE USER AND SHOULD BE REPORTED TO THE GEORGIA ASSOCIATION OF REALTORS® AT (770) 451-1831.

12. Tenant’s Option to Terminate Lease Early. Tenant [ ] shall OR [X] shall not have the right to terminate this Lease early. If Tenant has a right to terminate the Lease prior to the Lease End Date, Tenant shall pay Landlord the lesser of 35% of the sum of the rental payments remaining during the current lease term or the sum of the charges in 12(c) and 12(d). below. If Tenant has the right to terminate the Lease early, and neither 12(c) nor 12(d) below are filled out, then Tenant shall pay 35% of the sum of the rental payments remaining. These fees are a reasonable pre-estimate of Landlord’s and Manager’s additional expenses for the unanticipated vacancy, turnkey expenses and re-letting costs. If Tenant has not complied with all of these requirements, Tenant’s move out prior to the end of the lease term will be addressed in accordance with Georgia law (Tenant will owe the lesser of all of the rent due through the end of the lease term or all of the rent due through the date a new tenant has moved into Property and starts paying rent).

[ ] a. Give Landlord no less than _________ days prior notice of the termination.

[ ] b. Comply in ALL respects with the requirements set out in Paragraph B.12.

[ ] c. In addition to the rent due, pay as liquidated damages [select one] [ ] $___________________ or [ ] ________% of the total rent that otherwise would have been owed through the Lease End Date, not later than ________ days from the date Notice to Terminate is received.

[ ] d. Pay an Early Lease Termination Administrative Fee of $__________________________, not later than __________ days from the date Notice to Terminate is received.

13. Landlord’s Option to Terminate Lease Early. Landlord [ ] shall OR [X] shall not have the right to terminate the Lease early. If Landlord has the right to terminate the Lease prior to the Lease End Date, Landlord shall give Tenant ________ days notice of such termination at which time Tenant shall be obligated to vacate the Premises. After Tenant has vacated the Premises, Landlord shall credit Tenant with the sum of $__________________________ (“Early Termination Fee to Tenant”) which shall first be applied against any monies owing from Tenant to Landlord with the balance thereafter being paid to Tenant by Landlord. If this Lease is terminated due to a default by the Tenant or destruction of the Premises, then this early termination section shall not apply.

14. Holding Over Rate. The daily rate for holding over beyond the expiration or termination of the Lease is $_________________________.

15. Fee to Prepare Lease Amendment: $______________________________________________________________________________

16. Use: Only the following people are authorized to occupy the Premises: ____________________________________________________

____________________________________________________________________________________________________________

17. Appliances provided by Landlord:

[X] Compactor [ ] Dryer [X] Microwave [X] Range [ ] Washer [ ] Other:_________________

[X] Dishwasher [ ] Electric [X] Oven [ ] Built-in [ ] Wine/Drink Cooler [ ] Other:_________________

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[ ] Disposal [ ] Gas [ ] Electric [ ] Free-standing [ ] Venthood [ ] Other:_________________

[ ] Gas [X] Refrigerator [ ] Other:_________________

18. Lawn & Exterior Maintenance. [X] Tenant OR [ ] Landlord shall maintain the lawn and perform exterior maintenance as described elsewhere herein.

19. Pest Control. Pest Control, as specified elsewhere in the Lease, shall be the responsibility of and paid for by:

[X] Tenant OR [ ] Landlord.

20. Propensity of Flooding. The Premises [ ] have OR [X] have not flooded at least three (3) times within the past five (5) years.

21. Lead Based Paint. The Premises [ ] were (attach F918 Lead-Based Paint Exhibit) OR [X] were not built prior to 1978.

Tenant [ ] has OR [ ] has not received a copy of the Lead-Based Paint Pamphlet (CB04).

22. Other Liquidated Damages Paid By Tenant.

a. Fee to Halt Dispossessory Action: The fee paid by Tenant to halt dispossessory actions in certain situations as set forth elsewhere herein shall be $ 150.00 (“Fee to Halt Dispossessory Action”) plus an Administrative Fee of $___________ per occurrence.

b. Denial of Access Charge: Tenant agrees to pay $________________ for each incident where Tenant denies Landlord access to the Premises (“Denial of Access Fee”) as described elsewhere herein.

c. Unauthorized Pet Charge: $__________________ per incident. Every day the violation occurs shall be deemed a separate incident.

d. Unauthorized smoking within the Premises charge: $____________________________________________________________.

e. Utility Disconnection Charge for un-authorized disconnection of utility service: $ 150.00 .

23. Renewal.

a. Term: The Lease [ ] shall automatically renew in _________ month increments (each of which shall be referred to as a “Renewal Term”) or [X] shall renew on a month to month basis with all other terms and conditions of the Lease remaining the same including, but not limited to, the number of days notice required to terminate the Lease. If the month to month option is selected, then the language below regarding the “Automatic Renewal” of the Lease shall not be applicable or part of this Lease.

b. Automatic Renewal: Upon the first day of the calendar month following the initial Lease End Date, and every twelve (12) months thereafter, the rent will automatically increase _____% over the immediately preceding rental rate. Landlord shall have the right to increase the rent above this amount upon notice being given to Tenant at least ninety (90) days prior to the end of the then applicable Lease Term or Renewal Term. Upon the receipt of such notice, Tenant shall have thirty (30) days thereafter to notify Landlord of Tenant’s decision either to: (1) terminate the Lease effective upon the end of the current term of the Lease; or (2) accept the increase in the rent above the amount set forth elsewhere in the Lease. If Tenant fails to timely respond to the notice of rent increase above the increase set forth elsewhere herein, then Tenant shall be deemed to have accepted the increase in rent for the subsequent Renewal Term. After the expiration of _____ Renewal Terms, the Lease shall automatically become a month-to-month Lease if not otherwise terminated. All other terms and conditions of this Lease, including the notice provisions, shall remain the same and in full force and in effect.

24. Brokerage Relationships in this Transaction:

a. Leasing Broker is ___________________________ and is: b. Listing Broker is ____________________________and is: working with Tenant as a [ ] client or [ ] customer. (1) working with Landlord as a [ ] client or [ ] customer.

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2. [ ][ ] acting as a dual agent representing Landlord and Tenant. (2)[ ] acting as a dual agent representing Tenant and Landlord.

3. [ ][ ] acting as designated agent where: (3)[ ] acting as designated agent where:

________________________________________________ ________________________________________________ has been assigned to exclusively represent Tenant. has been assigned to exclusively represent Landlord.

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25. Material Relationship Disclosure: Broker and/or their affiliated licensees disclose the following material relationships:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

26. Disclosure of Ownership and Agents.

a. Owner Disclosure: The name and address of the Owner of record of the Premises or the person authorized to act for and on behalf of the Owner for the purpose of serving of process and receiving demands and notices is as follows:

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

b. Manager Disclosure: The name and address of the person authorized to manage the Premises and Property is as follows: Brokerage Firm: B Riley Advisory Services as CRO to Landa App LLC (hereinafter “Manager”). Address of Brokerage Firm: 3445 Peachtree Rd, Suite 1225, Atlanta, GA 30326

__________________________________________________________________________________________________________ Contact Person: Joel Murovitz Phone Number: 404.808.3252 Tenant(s) Initials ____________________________________ Landlord(s) Initials _________________________________

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. Agreement to Lease. The parties agree to enter into this Lease for the Premises which may be further described in Exhibit “A”. The Premises may be part of a larger property (“Property”). If so, Tenant shall have the right to use the common areas of the Property subject to: (a) all rules, regulations and covenants applicable thereto; and (b) the common areas being reduced, modified, altered or being made subject to further use restrictions adopted by Landlord, in its sole discretion, or any community association responsible for the same. While Tenant may use and enjoy the Premises to the fullest extent permitted in this Lease, no estate or permanent legal interest in the Premises is being transferred or conveyed by Landlord to Tenant herein. Landlord shall have the right to assign this Lease to a subsequent owner of the Premises.

2. Term and Possession. If Landlord is unable to deliver possession of Premises on the Start Date, rent shall be abated on a daily basis until possession is granted. Neither Owner, Landlord or Broker shall be liable for any delay in the delivery of possession of Premises to Tenant.

3. Rent.

a. Payment: Tenant shall pay rent in advance to Landlord monthly, and on or before the Due Date during the Lease Term to the Rent Payment Address (or at such other address as may be designated from time to time by Landlord in writing). If the Lease Start Date or the Lease End Date is on the second day through the last day of any month, the rent shall be prorated for that month. Mailing the rent payment shall not constitute payment. Rent must be actually received by Landlord to be considered paid. Tenant acknowledges that all funds received by Landlord will be applied to the oldest outstanding balance owed by Tenant to Landlord. Rent not paid in full by the Due Date shall be late. Landlord may, but shall have no obligation to accept any rent paid after the Due Date. If late payment is made and Landlord accepts the same, the payment must include Additional Rent for Late Payment in the form of cash, cashier’s check, certified check or wire transfer of immediately available funds, and if applicable, the Service Charge for any returned check. Landlord reserves the right, upon notice to Tenant, to refuse to accept personal checks from Tenant after one or more of Tenant’s personal checks have been returned by the bank unpaid.

b. Delivery and Posting of 3 Day Vacate or Pay notices in accordance with O.C.G.A. 44-7-50: As required under Georgia law, each time Landlord has delivered and posted a Three (3) Day Notice to Vacate or Pay to Tenant due to Tenant’s default for unpaid charges, the amount specified in Section A above of this Lease shall be due as additional rent along with all other amounts required to halt the dispossessory action.

4. Security Deposit.

a. Move-In: Prior to Tenant tendering a Security Deposit, Landlord shall provide Tenant with a comprehensive list of any existing damages to Premises. Prior to taking occupancy, Tenant will be given the right to inspect Premises to ascertain the accuracy of the form. Both Landlord and Tenant shall sign the form and Tenant shall be entitled to retain a copy of the form. Tenant acknowledges that Tenant has carefully inspected the Premises, is familiar with the same and that the Premises are in a good and habitable condition.

b. Deposit of Same: Holder shall deposit the Security Deposit within five (5) banking days of receiving the same into the bank and account referenced herein. If Landlord is managing the property, the Security Deposit may be deposited in a general account, and it will not be segregated and will be co-mingled with other funds of Holder.

[NOTE: If Landlord or Landlord’s spouse or minor children own more than ten (10) rental units, if Landlord is not a natural person or if Landlord is a real estate licensee or if the management, including rent collection, is performed by third persons, natural or otherwise, for a fee, the Security Deposit must be deposited into an escrow account.]

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All interest earned on the above-referenced account shall belong to the Holder. Holder shall have the right to change the bank in which the Security Deposit is held upon notice to Landlord and Tenant, provided that the type of account remains the same. Landlord shall have the right upon fourteen (14) days prior notice to Holder and Tenant to change the Holder of the Security Deposit and / or the bank account into which the Security Deposit is deposited; provided that the new Holder designated by Landlord is a licensed Georgia real estate broker and the bank account into which the Security Deposit is deposited into is an escrow/trust account.

c. Security Deposit Check Not Honored: In the event any Security Deposit check is dishonored, for any reason, by the bank upon which it is drawn, Holder shall promptly notify all parties to this Agreement of the same. Tenant shall have three (3) banking days after notice to deliver good funds to Holder. In the event Tenant does not timely deliver good funds, Landlord shall have the right to terminate this Lease upon notice to Tenant.

d. Return of Security Deposit: The balance of the Security Deposit to which Tenant is entitled shall be returned to Tenant by Holder within thirty (30) days after the termination of this Agreement or the surrender of Premises by Tenant, whichever occurs last (hereinafter “Due Date”); provided that Tenant meets the following requirements: (1) the full term of the Lease has expired;

(2) Tenant has given the required written notice to vacate; (3) the Premises is clean and free of dirt, trash and debris; (4) all rent, additional rent, fees and charges have been paid in full; (5) there is no damage to the Premises or the Property except for normal wear and tear or damage noted at the commencement of the Lease in the Move-In, Move-Out Condition Report (F910 or F911) signed by Landlord and Tenant; and (6) all keys to the Premises and to recreational or other facilities, access cards, gate openers and garage openers have been returned to Landlord or Manager.

e. Deductions from Security Deposit: Holder shall have the right to deduct from the Security Deposit: (1) the cost of repairing any damage to Premises or Property caused by Tenant, Tenant’s household or their invitees, licensees and guests, other than normal wear and tear; (2) unpaid rent, utility charges or pet fees; (3) cleaning costs if Premises is left unclean; (4) the cost to remove and dispose of any personal property; (5) late fees and any other unpaid fees, costs and charges referenced herein.

f. Move-Out Statement: Holder shall provide Tenant with a statement (“Move-Out Statement”) listing the exact reasons for the retention of the Security Deposit or for any deductions there from. If the reason for the retention is based upon damage to Premises, such damages shall be specifically listed in the Move-Out Statement. The Move-Out Statement shall be prepared within three (3) banking days after the termination of occupancy. If Tenant terminates occupancy without notifying the Holder, Holder may make a final inspection within a reasonable time after discovering the termination of occupancy. Tenant shall have the right to inspect Premises within five (5) banking days after the termination of occupancy in order to ascertain the accuracy of the Move-Out Statement. If Tenant agrees with the Move-Out Statement, Tenant shall sign the same. If Tenant refuses to sign the Move-Out Statement, Tenant shall specify in writing, the items on the Move-Out Statement with which Tenant disagrees within three (3) banking days. For all purposes herein, a banking day shall not include Saturday, Sunday or federal holidays.

g. Delivery of Move-Out Statement: Holder shall send the Move-Out Statement, along with the balance, if any, of the Security Deposit, to Tenant on or before it is due under state law. The Move-Out Statement shall either be delivered personally to Tenant or mailed to the last known address of Tenant via first class mail. If the letter containing the payment is returned to Holder undelivered and if Holder is unable to locate Tenant after a reasonable effort, the payment shall become the property of Landlord ninety (90) days after the date the payment was mailed.

h. Right of Holder to Interplead Security Deposit: If there is a bona fide dispute over the Security Deposit, Holder may, (but shall not be required to), interplead the funds into a court of competent jurisdiction upon notice to all parties having an interest in the Security Deposit. Holder shall be reimbursed for and may deduct from any funds interpleaded its costs and expenses including reasonable attorneys’ fees actually incurred. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorneys’ fees and court costs and the amount deducted by Holder from the non-prevailing party. All parties hereby agree to indemnify and hold Holder harmless from and against all claims, causes of action, suits and damages arising out of or related to the performance by Holder of its duties hereunder. All parties further covenant and agree not to sue Holder for damages relating to any decision of Holder to disburse the Security Deposit made in accordance with the requirements of this Lease or to interplead the Security Deposit into a court of competent jurisdiction.

5. Notices.

a. Required Notice to Lease Termination or Raising the Rent: Either party must provide the other party with the number of days notice to terminate the Lease set forth elsewhere herein. Landlord must provide Tenant with the same number of days notice prior to increasing the rental rate.

b. Generally: All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively “Delivery Service”); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

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c. Delivery of Notice: A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

d. When Broker Is Authorized to Accept Notice for Client: No Broker shall have the authority to accept notice on behalf of a Tenant or Landlord except that a Broker acting as the Manager hereunder shall be authorized to receive notices on behalf of Landlord and notices delivered to Manager shall for all purposes herein be deemed to be notice to Landlord provided that the notice is delivered to Manager following the notice proceedings set forth here to Manager’s address, facsimile number or e-mail address of Manager set forth herein (or subsequently provided by the Manager to Tenant following the notice provisions herein) even if it is not opened by the recipient.

6. Re-Key Fee. Upon vacating the Premises Tenant agrees to pay the fee to rekey the locks set forth elsewhere herein either upon the termination of the Lease or to replace any mailbox keys or access cards not returned by Tenant at move out.

7. Administrative Fee. Prior to the commencement of occupancy, Tenant shall pay Holder the non-refundable Administrative Fee set forth elsewhere herein to offset Holder’s time and expenses related to performing the move-in and move-out inspections required under Georgia law in order to accurately document Premise’s condition when Tenant takes possession of Premises and returns possession to Landlord which helps protect Tenant from unwarranted deductions from Tenant’s security deposit upon vacating Premises.

8. Pets. No pets are allowed or shall be kept in the Premises or on the Property unless a separate pet exhibit is attached to and incorporated into this Lease.

9. No Smoking. Unless specifically authorized in this Agreement, Premises shall be a smoke free zone and smoking shall not be permitted therein. This includes electronic cigarettes and vaping.

10. No Subletting. Tenant may not sublet Premises in whole or in part or assign this Lease without the prior written consent of Landlord which consent may be withheld for any reason or for no reason. This Lease shall create the relationship of Landlord and Tenant between the parties hereto. Tenant is specifically prohibited from offering all or part of the Premises for short-term rental such as through AirBnB, VRBO, or other such sites or programs, regardless of any local laws that may be or have been enacted. Any advertising or on-line postings as well as actual rentals of the Premises to vacation or short-term guests shall constitute a material breach of this Agreement for which Tenant shall not be given an opportunity to cure. Any person who is not a Tenant, as defined herein, who occupies any portion of the Premises, for any period of time whatsoever, for any compensation or consideration whatsoever (including, without limitation, the payment of money and/or trade and/or barter of other goods, services, or property occupancy rights) is NOT a guest, and such occupancy constitutes unauthorized subletting or assignment which is a substantial and material breach of this Agreement.

11. Utilities. Landlord shall have no responsibility to connect utilities the responsibility of which to pay for shall be that of the Tenant. Tenant shall select and connect all utilities to be paid for by Tenant within three (3) banking days from the commencement of the Lease and shall keep these utilities on through the completion of the Move-Out Inspection. In the event Landlord fails to disconnect any utilities serving the Premises after completing the move in inspection and Tenant receives the benefit of such utilities paid for by Landlord, Tenant shall, upon receiving a bill for the same, immediately pay the cost thereof as additional rent to Landlord. In addition, Tenant shall immediately cause any such utility to be transferred to Tenant’s name so that the bill goes to and is paid directly by Tenant.

12. Tenant’s Option to Terminate Early.

a. Right to Terminate Early: Tenant shall have the right to terminate this Lease early only if Tenant has expressly been given the right to terminate the Lease early as provided elsewhere herein, Tenant is not in default hereunder at the time of giving notice, Tenant has strictly complied with all of the provisions of this paragraph, Tenant continues to pay rent on time and in full for the months prior to the Termination Date, Tenant pays any additional fees due per this section on time as set out in the Primary Terms section, and termination is as of the last day of a calendar month. If all of these conditions have been met, Tenant may terminate this Lease by following the procedures set forth elsewhere herein and returning the Premises in a clean and rent ready condition, ordinary wear and tear excepted. To be effective, any notice for early termination must be signed by all Tenants. Tenant’s election of early termination shall not relieve Tenant of responsibilities and obligations regarding damage to Premises and/or Property. Tenant may not apply the security deposit toward the payment of any of Tenant’s financial obligations set forth herein.

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b. Military Activation: Notwithstanding any provision to the contrary contained herein, if Tenant is called to active duty in the military during the term of this Lease, Tenant shall present to Landlord the official orders activating Tenant; then and in that event, this Lease shall be controlled by the Service Members’ Civil Relief Act of 2003 as amended in 50 U.S.C.A. § 50-534 and O.C.G.A. § 44-7-22.

c. Active Military: If Tenant is on active duty with the United States military and Tenant or an immediate family member of Tenant occupying Premises receives, during the term of this Lease, permanent change of station orders or temporary duty orders for a period in excess of three (3) months, Tenant’s obligation for rent hereunder shall not exceed: (1) thirty (30) days rent after Tenant gives notice under this section; and (2) the cost of repairing damage to Premises or Property caused by an act or omission of Tenant. If Tenant is active duty military and presents to Landlord a copy of official orders of transfer to another military location, then and in that event, Tenant shall be required to give Landlord the notice to terminate early set forth elsewhere herein but shall have no obligation to pay an Early Lease Termination Administrative Fee or additional rent other than for thirty (30) days after Tenant gives notice under this section in accordance with O.C.G.A. § 44-7-22.

d. Victim of Domestic Abuse: Notwithstanding any provision to the contrary contained herein, if Tenant receives a “Civil family violence order” or a “Criminal family violence order” as defined in O.C.G.A. § 44-7-23, and Tenant provides Landlord with a copy of said order, then and in that event, Tenant shall be required to give Landlord the notice to terminate early set forth elsewhere herein but shall have no obligation to pay an Early Lease Termination Administrative Fee or additional rent other than for thirty (30) days after Tenant gives notice under this section.

13. Landlord’s Option to Terminate Early. If Landlord had a right to terminate the Lease early, Landlord may terminate the Lease prior to the Lease expiration date and in such event Tenant agrees to vacate the Premises subject to the following:

a. Landlord shall give Tenant written notice of the early termination and to vacate (in which case Tenant shall still owe rent through the notice period); and

b. After Tenant has vacated the Premises, Landlord shall credit to Tenant the Early Termination Fee to Tenant as liquidated damages for disturbing Tenant’s quiet enjoyment of the Premises and for the inconvenience of moving early. This credit will be applied to the Tenant account at the time the Tenant vacates the Premises and shall be included with any applicable security deposit refund. The foregoing shall not relieve the Tenant of his or her responsibilities and obligations regarding any damage to the property. Notwithstanding any provision to the contrary contained herein, Landlord shall owe no early termination fee to Tenant if Landlord’s early termination is due to a default under the Lease by the Tenant or the Premises becoming uninhabitable due to an event of destruction as set forth in Section C(7) of this Lease.

14. Holding Over. Tenant shall have no right to remain in the Premises after the termination or expiration of this Lease. Should Tenant fail to vacate the Premises upon the termination or expiration of this Agreement, Tenant shall pay Landlord the per day Holding Over Fee set forth elsewhere herein for every day that Tenant holds over after the expiration or termination of this Lease. Acceptance of the Holding Over Fee by Landlord shall in no way limit Landlord’s right to treat Tenant as a tenant at sufferance for unlawfully holding over and to dispossess Tenant for the same. The increased rent during such holding over is intended to partially compensate Landlord for losses, damages, and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant or to sell the Property. If Landlord loses a prospective tenant or buyer because Tenant fails to vacate the Property upon the expiration of the Lease, Tenant will be liable for such monetary damages as Landlord can prove because of Tenant’s wrongful failure to vacate. In the event Tenant holds over beyond the term of the Lease, the demand for possession notice shall be posted in a sealed envelope conspicuously on the door of the Premises in addition to any other notice sent to Tenant hereunder.

15. Fee to Prepare Lease Amendment. Should Tenant request and Landlord consent to modifying the Lease, Tenant agrees to pay Manager the Fee to Prepare Lease Amendment set forth elsewhere herein.

16. Use. Premises shall be used for residential purposes only and shall be occupied only by those persons listed in this Agreement. Premises and Property shall be used by Tenant and Tenant shall cause all occupants of the Premises and their guests, invitees, licensees and contractors of Tenant to use the Premises and Property in accordance with all federal, state, county, and municipal laws and ordinances. A “guest” shall be defined as anyone who visits the Property for no longer than fourteen (14) consecutive days or twenty- eight (28) non-consecutive days in any twelve (12) month period. Any adult that resided in the Property for more than fourteen (14) consecutive days or twenty-eight (28) non-consecutive days in any twelve (12) month period shall be an unauthorized occupant in violation of this paragraph unless such adult undergoes Landlord’s application process and is added to this Lease by mutual agreement. Tenant agrees that any violation or noncompliance of the above resulting in fines, sanctions or penalties being imposed against Landlord or Manager shall be the financial responsibility of and immediately paid by the Tenant to Landlord as Additional Rent. Tenant shall be responsible for ensuring that Tenant, all occupants of the Premises and their respective invitees, licensees, contractors and guests comply with the Rules and Regulations set forth below and not engage in any activity while on Property or in Premises that is unlawful, would endanger the health and safety of others or would otherwise create a nuisance. In the event Tenant or any of the above-named parties are arrested or indicted for any unlawful activity occurring on Property or for a felony occurring off of the Property and said charges are not dismissed within thirty (30) days thereafter, Tenant shall be deemed to be in default of this Lease and Landlord may, but shall not be obligated to, terminate this Lease upon notice to Tenant. For the purpose of this Lease, an unlawful activity shall be deemed to be any activity in violation of local, state or federal law.

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17. Appliances. Only the appliances described elsewhere herein are provided by Landlord as part of this Agreement and included in this Lease. Tenant acknowledges that Tenant has inspected these appliances and that the same are in good working order and repair.

18. Lawn and Exterior Maintenance. The party maintaining the lawn shall keep the lawn mowed and edged, beds free of weeds, shrubs trimmed, trash and grass clippings picked up on a regular basis (minimum of once every two weeks in growing season and fall leaf season) and shall keep the Premises, including the yard, lot, grounds, walkways and driveway clean and free of rubbish, trash and debris. Landlord shall be responsible for any other maintenance of the Premises or the Property required under O.C.G.A. 44-7-13.

19. Pest Control. Landlord will be responsible for termite and rodent control. The term “pest control” herein means addressing any problems in the Premises with ants, cockroaches, spiders and other insects and preventing the infestation thereof and the party responsible for the same is set forth elsewhere herein). Tenant shall be responsible for the immediate treatment of any bed bugs in the Premises by a licensed Georgia pest control operator and the immediate and permanent removal from the Premises of any mattresses, bedding, clothing and other similar items that may contain bed bugs or bed bug larvae.

20. Propensity for Flooding. When the owner of real property, either directly or through an agent, seeks to lease or rent that property for residential occupancy, prior to entering a written agreement for the leasehold of that property, the owner shall, either directly or through an agent, notify the prospective tenant in writing of the property's propensity of flooding if flooding has damaged any portion of the living space covered by the lease or attachments thereto to which the tenant or the tenant's resident relative has sole and exclusive use under the written agreement at least three times during the five-year period immediately preceding the date of the lease. This disclosure set forth elsewhere herein is to fulfill that requirement.

21. Lead-Based Paint. For any Premises built prior to 1978, Tenant acknowledges that Tenant has received and read the Lead-Based Paint Pamphlet (CB04) and signed the Lead-Based Paint Exhibit (F918) attached hereto and incorporated herein by reference. Any approved painting or other alterations by Tenant that disturb lead-based paint shall be performed in accordance with the EPA’s Renovate Right brochure (http://www.epa.gov/lead/pubs/renovaterightbrochure.com).

22. Other Liquidated Damages Paid by Tenant. It is acknowledged by Landlord and Tenant with respect to any reference in the Lease to liquidated damages, that the actual damages of the party being paid such damages are hard to calculate and that the liquidated damages referenced in the Lease are a reasonable pre-estimate of the party’s actual damages and not a penalty.

a. Amount Paid to Terminate Lease Early: If the parties have agreed elsewhere herein, Tenant shall have the right to terminate this Lease early by paying amounts set forth in Section A.12 as liquidates damages.

b. Fee to Halt Dispossessory Action: Landlord can file a dispossessory action against Tenant if any rent or other fees and charges owed by Tenant are not paid in full by the Due Date. In the event that a dispossessory action is filed against the Tenant and then dismissed prior to a court hearing because Tenant pays the amounts owed, Tenant shall also pay Landlord, as liquidated damages, the Fee to Halt Dispossessory Action in the amount set forth elsewhere herein. This fee shall immediately be paid as additional rent along with all other amounts paid to halt the dispossessory action.

c. Denial of Access, Right of Access, Signage: Upon 24 hours advance notice to Tenant, Landlord and Landlord’s agents shall have the right Monday through Saturday from 9:00 a.m. to 8:00 p.m. and Sunday from 1:00 p.m. to 6:00 p.m. to access the Premises to inspect, repair, and maintain the same and/or to show the Premises to prospective tenants and buyers. In addition, Landlord and Landlord’s agents may enter the Premises at any time to investigate potential emergencies. Evidence of water leaks, fire, smoke, foul odors, sounds indicating the possibility of an injured person or animal and other similar evidence of an emergency shall all be sufficient grounds for Landlord and Landlord’s agents to enter Premises and Property for this purpose. During the last sixty (60) days of the term of the Lease, and during any period when Premises is being leased month to month, Landlord and Landlord’s agents may also place a “for rent” or “for sale” sign in the yard or on the exterior of the Premises or on the Property, may install a lockbox and may show the Premises and the Property to prospective tenants or purchasers during the hours listed above. Tenant agrees to cooperate with Landlord and Landlord’s agents who may show the Premises and/or Property to prospective tenants or buyers. In the event a lockbox is installed, Tenant shall secure keys, jewelry, prescription drugs and other valuables and agrees to hold Landlord and Landlord’s agents harmless for any loss thereof. For each occasion where the access rights described above are denied, Tenant shall pay Landlord the Denial of Access Fee as liquidated damages in the amount set forth elsewhere herein. Visitors may take photos and capture video of Premises to help them remember the specifics of that property. It is a convenient way for them to review the properties they are considering to purchase or lease. In addition, they may share it with other decisionmakers who are unable to attend the showing. There is also the possibility that an agent may be asked to take additional photos or capture a video walkthrough of the Premises on behalf of a visitor. Tenants are advised that any visible personal property which may be in the property may be photographed or contained within a video, and Tenants should take any precautions they deem necessary.

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d. Unauthorized Pet Charge: Except for those Pets authorized by a Pet Addendum attached to this lease (if applicable), no other animals are authorized to be within the Premises. This includes, but is not limited to, animals which belong to guests or animals which are only staying temporarily. Should Landlord or Manager ever witness an unauthorized animal within the Premises, Tenant agrees to pay Landlord the Unauthorized Pet Charge as liquidated damages in the amount set forth elsewhere herein for each occasion where Landlord/Manager observed the unauthorized animal.

e. Unauthorized Smoking within Premises: Many people are very sensitive to the smell of smoke whether cigarette, cigar, or any other substances and removing smoke odor is costly. If Tenant is NOT authorized to smoke within the Premises as set forth elsewhere herein and Landlord or Manager note that smoking has occurred within the Premises, Tenant agrees to pay Landlord the Unauthorized Smoking within the Premises charge as described elsewhere herein.

f. Utility Connection Charge: In order for Landlord or Manager to perform an accurate Move-Out Condition Report (F910 or F912), utilities to the Premises need to be on. Should Tenant disconnect the utilities prior to the completion of the Move-Out Condition Report (F910 or F912), thereby interfering with Landlord’s ability to perform a complete review of the Premises’ condition, Tenant agrees to pay to Landlord the Utility Disconnect Fee as liquidated damages as set forth elsewhere herein.

23. Renewal Term. Either party may terminate this Lease at the end of the term by giving the other party the Notice Not to Renew Lease Term. If neither party gives the required notice, the Lease will automatically renew as described elsewhere herein. If the Renewal Term paragraph calls for a percentage increase in the rental rate the rental charge for any Renewal Term shall be rounded up to the next $5.00 increment. All other terms of the existing Lease shall remain the same. The additional term shall begin on the first day following the end of the preceding term unless either party gives notice to the other prior to end of the then current term of that party’s decision to terminate the Lease at the end of the current term. If this Lease has not been terminated during the final renewal term, this Lease will continue on a month to month basis until the same is terminated in accordance with Georgia Law.

24. Agency and Brokerage.

a. Agency Disclosure: In this Lease, the term “Broker” shall mean a licensed Georgia real estate broker or brokerage firm and, where the context would indicate, the Broker’s affiliated licensees and employees. No Broker in this transaction shall owe any duty to Tenant or Owner/Landlord greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.; The Broker(s) that are party(s) to this Agreement are representing the Landlord and/or Tenant.

b. Brokerage: The Broker(s) identified herein have performed valuable brokerage services and are to be paid a commission pursuant to a separate agreement or agreements. Unless otherwise provided for herein, the Listing Broker will be paid a commission by the Landlord, and the Leasing Broker will receive a portion of the Listing Broker’s commission pursuant to a cooperative brokerage agreement.

25. Material Relationship Disclosure. For the purposes of this Agreement, a material relationship shall mean any actually known personal, familial, or business relationship between the broker or the broker’s affiliated licensees and a client which would impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to another client. Any such material relationship will be disclosed in Material Relationship Paragraph above.

26. Disclosure of Ownership and Agents. At or before the commencement of a tenancy, the Landlord or an agent or other person authorized to enter into a rental agreement on behalf of the Landlord shall disclose to Tenant in writing the names and addresses of the following persons:

a. Owner. The owner of record of the Premises or a person authorized to act for and on behalf of the owner for the purposes of serving of process and receiving and receipting for demands and notice; and (b) The person authorized to manage the Premises. These Parties are named in the Owner Disclosure and Manager Disclosure Paragraph of this Agreement. In the event of a change in any of the names and addresses required to be contained in such statement, the Landlord shall advise Tenant of the change within thirty

(30) days after the change either in writing or by posting a notice of the change in a conspicuous place on the Property.

b. Manager. If no Manager is identified in the Manager Disclosure Paragraph above, the Owner shall be deemed to be self-managing the Premises and shall be deemed the Landlord for all purposes herein. If a Manager is identified in Manager Paragraph above as the Manager hereunder, Manager is authorized to manage the Premises on behalf of the Landlord and exercise any and all of the rights and powers granted in this Agreement to Landlord. In such event, Tenant shall communicate with Landlord through the Manager and rely on the notices and communications of Manager as having been fully authorized by Landlord. Manager shall have no rights, duties, obligations or liabilities greater than what is set forth in the Management Agreement between Owner and Manager, a copy of which is incorporated herein by reference. No real estate broker or the broker’s affiliated licensees shall be deemed to be responsible for any aspect of managing the Property unless the Broker is identified as the Manager herein and has agreed to serve in that capacity. Any Broker serving as the Manager shall have the authority to either execute this Lease on behalf of Landlord as Landlord’s managing agent or to execute this Lease as Manager itself if so authorized by Owner. It shall be presumed that any Manager executing this Lease as a Landlord or as the agent of the Landlord has the authority to do so.

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C. OTHER TERMS AND CONDITIONS

1. Default.

a. Default Generally: Tenant shall be in default of this Lease upon the occurrence of any of the following:

(1) Tenant fails to abide by any of the terms and conditions of this Lease.

(2) Tenant fails to timely pay rent or other amounts owed to Landlord under this Lease.

(3) Tenant fails to reimburse Landlord for any damages, repairs and costs to the Premises or Property (other than normal wear and tear) caused by the actions, neglect or intentional wrongdoing of Tenant or members of Tenant’s household and their invitees, licensees and guests.

(4) Prior to the end of the Lease, Tenant either moves out of the Premises or shuts off any of the utilities serving the Premises without the consent of Landlord.

b. Effect of Default: Except as provided herein, if Tenant defaults under any term, condition or provision of this Lease, Landlord shall have the right to terminate this Lease after giving proper notice to Tenant, as set forth herein, and pursue all available remedies at law or in equity to remedy the default. All rent and other sums owed to Landlord through the end of the Lease term shall immediately become due and payable upon the termination of the Lease due to the default of Tenant. Such termination shall not release Tenant from any liability for any amount due under this Lease. All rights and remedies available to Landlord by law or in this Lease shall be cumulative and concurrent. Notwithstanding anything to the contrary contained herein, in the event of a non-monetary default by Tenant that is reasonably capable of being cured, Landlord shall give Tenant notice of the same and a three (3) day opportunity to cure the default. In the event Tenant fails to timely pay Landlord the rent, late fees, utilities or other charges owed, Landlord shall post in a sealed envelope conspicuously on the door of the Premises a notice to vacate or pay such sums within three (3) business days. Such notice may additionally be sent by other means.

2. Tenant’s Responsibilities.

a. Repairs and Maintenance: Tenant has inspected Premises and acknowledges that it is in good condition, free of defects and fit for residential occupancy. TENANT SHALL IMMEDIATELY NOTIFY LANDLORD OF ANY DANGEROUS CONDITION OR NEED FOR MAINTENANCE EXISTING IN PREMISES OR ON THE PROPERTY. LANDLORD SHALL HAVE NO LIABILITY FOR DAMAGES OR INJURIES RESULTING FROM TENANT’S FAILURE TO IMMEDIATELY NOTIFY LANDLORD OF ANY DANGEROUS CONDITION ON OR IN THE PREMISES. Upon receipt of notice from Tenant, Landlord shall, within a reasonable time period thereafter, repair the following: (1) all defects in Premises or Property which create unsafe living conditions or render Premises untenable; and (2) to the extent required by state law, such other defects which, if not corrected, will leave Premises or Property in a state of disrepair. Except as provided above, Tenant agrees to maintain Premises in the neat, sanitary and clean condition free of trash and debris. All of Tenant’s trash shall be kept in designated trash containers and removed from the Premises at least once each week. Tenant’s obligation to maintain the Premises includes, but not limited to, replacing any light bulbs which fail during the Lease Term and regularly changing HVAC filters. Tenant shall be responsible for any clogged plumbing within the Premises. Landlord shall be responsible for all other plumbing issues between the Premises and the street or the Premises and the septic tank or in any plumbing line outside of the Premises which exclusively serves the Premises. Tenant shall be responsible for any damages to the Premises and/or Property caused by Tenant’s abuse or neglect of the Premises/Property. Any expenses incurred by Landlord to remedy any violations of this provision shall be paid by Tenant to Landlord as additional rent within fourteen (14) days of the receipt of an invoice from Landlord. If Tenant submits a service request or repair request to Landlord, and the contractor responding to this request on behalf of Landlord determines that the item is working correctly, Tenant agrees to reimburse Landlord for the amount for the contractor’s invoice.

b. Smoke Detector and/or Carbon Monoxide Detector: Tenant acknowledges that Premises is equipped with a smoke detector(s) and may be equipped with a carbon monoxide detector that is/are in good working order and repair. Tenant agrees to be solely responsible to check the detectors every thirty (30) days, to replace batteries in any detectors as needed, and to notify Landlord immediately if any detector is not functioning properly.

c. Freezing of Pipes: To help in preventing the freezing of pipes, Tenant agrees that when the temperature outside falls below 32qF, Tenant shall: (1) leave the thermostat regulating the heat serving Premises in an “on” position and set to a minimum of 60qF; and (2) leave the faucets dripping.

d. Mold and Mildew: Tenant acknowledges that mold and/or mildew can grow in any portion of the Premises or Property that are exposed to elevated levels of moisture and that some forms of mold and mildew can be harmful to their health. Tenant therefore agrees to regularly inspect the Premises for mold and/or mildew and immediately report to Landlord any water intrusion problems mold and/or mildew (other than in sinks, showers, toilets and other areas designed to hold water or to be wet areas). Tenant shall not block or cover any heating, ventilation, or air conditioning ducts located in the Premises. Tenant acknowledges having read the “A Brief Guide to Mold, Moisture in Your Home” found at www.epa.gov and shall follow the recommendations contained herein.

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e. Access Codes: Landlord shall provide Tenant with all access codes to all entrance gates and security systems, if any, located on the Premises or the Property. Within three (3) business days of vacating the property Tenant will provide Landlord with all access that are currently in use for entrance gates and security systems located on the Premises or the Property.

f. Premises Part of Community Association: If the Premises or a part of the Property are subject to a Declaration of Condominium, a Declaration of Covenants, Conditions and Restrictions, rules and regulations adopted pursuant to the Declaration and/or other similar documents (hereinafter collectively “C.A. Documents”), Tenant agrees to strictly comply with all use and occupancy restrictions contained therein in using the Premises and the Property. In the event any fine or specific assessment is levied against the Premises or the Owner thereof as a result of Tenant violating the use and occupancy restrictions set forth in the C.A. Documents, Tenant shall immediately pay the same to Landlord as additional rent.

3. Rules and Regulations. Tenant shall be responsible for violations of these Rules and Regulations caused by Tenant, any occupant of the Premises and their guests, invitees, licensees and contractors.

a. Tenant is prohibited from adding, changing or in any way altering locks installed on the doors of the Premises without prior written permission of Landlord which permission shall not be unreasonably withheld; provided that, Tenant provides Landlord with a key or current code thereto, as the case may be, and uses a type and make of lock approved by Landlord.

b. Motor vehicles shall only be parked on the paved portions of the Premises and the Property intended for use as parking spaces and whose use is not reserved to others.

c. Motor vehicles with expired or missing license plates, non-operative vehicles and vehicles which drip oil or antifreeze shall not be parked or kept on the Premises or the Property.

d. No waterbeds shall be used on the Premises or Property without the prior written consent of the Landlord.

e. Tenant shall not shower in a shower which does not have a fully operational shower curtain or shower enclosure.

f. No space heaters or window air conditioning units shall be used to heat or cool Premises except with the written consent of Landlord.

g. Tenant shall comply with all posted rules and regulations governing the use of any recreational facilities, if any, located on the Premises or Property.

h. Tenant shall only skateboard, skate, rollerblade or bicycle on paved portions of the Premises or Property and while wearing proper safety equipment.

i. Tenant shall be prohibited from improving, altering or modifying the Premises or Property (including painting and landscaping) during the term of this Agreement without the prior written consent of the Landlord. Any improvements, alterations or modifications approved by Landlord shall be deemed to be for the sole benefit of Tenant and Tenant expressly waives all rights to recover the cost or value of the same. Landlord shall have the right but not the obligation to condition the approval of requested modifications on Tenant removing the same prior to the end of the Lease Term and restoring the affected area to a condition equal to or better than it was prior to the modification.

j. No window treatments currently existing on any windows shall be removed or replaced by Tenant without the prior written consent of Landlord. No sheets, blankets, towels, cardboard, newspaper or other make-shift temporary window treatments shall be used on the Premises or Property.

k. Other than normal household goods in quantities reasonably expected in normal household use, no goods or materials of any kind or description which exceed the normal structural weight loads for the Premises or Property, are combustible or would increase fire risk or increase the risk of other injuries or casualties, shall be kept or placed on the Premises or Property.

l. No nails, screws or adhesive hangers except standard picture hooks, shade brackets and curtain rod brackets may be placed in walls, woodwork or any part of the Premises or Property.

m. Tenant shall not engage in any behavior in the Premises or on the Property, including, but not limited to, yelling, screaming, playing loud music, playing the television at an excessive volume that unreasonably disturbs other tenants in the sole, reasonable opinion of Landlord constitutes a nuisance.

n. All appliances, equipment and systems on or serving the Premises shall only be used in accordance with the manufacturer’s operating instructions.

o. Tenant shall not flush down a toilet any sanitary napkins, paper towels, diapers or other item not intended to be disposed of in a toilet.

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p. The Premises shall only be used for residential purposes. No trade or business uses shall be permitted except with the prior written consent of Landlord and provided that such use is permitted under applicable zoning laws.

q. Any product or material that is a potential environmental hazard shall only be disposed of in accordance with all applicable federal laws and regulations.

r. Tenant shall not use the Premises or any portion of Landlord’s property outside of the Premises for any use or purpose that constitutes a nuisance or attractive nuisance, as determined in the reasonable discretion of Landlord, or materially increases the potential liability or risk of claims against Landlord or Landlord’s agents, including, but not limited to, placing a trampoline or aboveground swimming pool on the Premises or on Landlord’s property outside of the Premises without the prior written permission of Landlord (excluding a baby pool; provided, that the same is emptied of water at all times when an adult is not present at the baby pool).

4. Personal Property Loss and Personal Injury; Statute of Limitations. Storage of personal property by Tenant in Premises or in any other portion of Property shall be at Tenant’s sole risk. Tenant has been advised to obtain renter’s insurance that provides comprehensive insurance for damage to or loss of Tenant’s personal property. If the Property Damage Liability Exhibit (F923) is attached hereto, then the provisions of the Property Damage Liability Exhibit shall apply to this Agreement. Tenant agrees to look solely to Tenant’s insurance carrier for reimbursement of losses resulting from such events and hereby indemnifies and agrees to hold Landlord harmless from any claims, causes of action or damages relating to the same. Landlord shall have no responsibility or liability for Tenant’s personal property. Any and all claims of Tenant and other occupying the Premises pursuant to the Lease for property damage and/or personal injury sounding in breach of contract and/or tort shall be brought within one (1) year of the date of the damage and/or injury or shall be extinguished.

5. Disclaimer.

a. General: Tenant and Landlord acknowledge that they have not relied upon any advice, representations or statements of Brokers and waive and shall not assert any claims against Brokers involving the same. Tenant and Landlord agree that no Broker shall have any responsibility to advise Tenant and/or Landlord on any matter including but not limited to the following except to the extent Broker has agreed to do so in a separately executed Property Management Agreement: any matter which could have been revealed through a survey, title search or inspection of Property or Premises; the condition of the Premises or Property, any portion thereof, or any item therein; building products and construction and repair techniques; the necessity of any repairs to Premises or Property; mold; hazardous or toxic materials or substances; termites and other wood destroying organisms; the tax or legal consequences of this transaction; the availability and cost of utilities or community amenities; any condition(s) existing off the Premises and Property which may affect the Premises or Property; and the uses and zoning of the Premises and Property whether permitted or proposed. Tenant and Landlord acknowledges that Broker is not an expert with respect to the above matters and that, if any of these matters or any other matters are of concern, Tenant should seek independent expert advice relative thereto. Tenant and Landlord acknowledge that Broker shall not be responsible to monitor or supervise any portion of any construction or repairs to the Premises or Property and such tasks clearly fall outside the scope of real estate brokerage services.

b. Construction Disclaimer: Tenant acknowledges that the Premises, or portions thereof, may have been constructed at times when different and less stringent building codes were in place. Tenant shall not assume that the Premises or Property are energy efficient or contain products or features designed to protect residents against injuries or damage that might exist if the Premises and Property had been constructed in accordance with all current building codes.

c. Neighborhood Conditions: Tenant acknowledges that in every neighborhood there are conditions which different tenants may find objectionable. It shall be Tenant’s duty to become acquainted with any present or future neighborhood conditions which could affect the Premises or Property including without limitation land-fills, quarries, high-voltage power lines, cemeteries, airports, stadiums, odor producing factories, crime, schools serving the Premises and Property, political jurisdictional maps and land use and transportation maps and plan. If Tenant is concerned about the possibility of a registered sex offender residing in a neighborhood, or if Meth is known to have been manufactured in the house, in which Tenant is interested, Tenant should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov and the National Clandestine Laboratory Register – Georgia at www.dea.gov.

d. Radon Disclaimer: Radon is a naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Georgia. Additional information regarding radon and radon testing may be obtained from your county health department. Landlord and Manager make no representation to Tenant about the level of radon gas, if any, in Premises. Information about radon can be reviewed by Tenant at www.epa.gov/radon.

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6. Miscellaneous.

a. Time of Essence: Time is of the essence of this Lease.

b. No Waiver: Any failure of Landlord to insist upon the strict and prompt performance of any covenants or conditions of this Lease or any of the Rules and Regulations set forth herein shall not operate as a waiver of any such violation or of Landlord’s right to insist on prompt compliance in the future of such covenant or condition, and shall not prevent a subsequent action by Landlord for any such violation. No provision, covenant or condition of this Lease may be waived by Landlord unless such waiver is in writing and signed by Landlord.

c. Definitions: Unless otherwise specifically noted, the term “Landlord” as used in this Lease shall include its representatives, heirs, agents, assigns, and successors in title to Property and the term “Tenant” shall include Tenant’s heirs and representatives. The terms “Landlord” and “Tenant” shall include singular and plural, and corporations, partnerships, companies or individuals, as may fit the particular circumstances. The term “Binding Agreement Date” shall mean the date that this Lease has been signed by the Tenant and Landlord and a fully signed and executed copy thereof has been returned to the party making the offer to lease.

d. Joint and Several Obligations: The obligations of Tenant set forth herein shall be the joint and several obligations of all persons occupying the Premises.

e. Entire Agreement: This Lease and any attached addenda and exhibits thereto shall constitute the entire Agreement between the parties and no verbal statement, promise, inducement or amendment not reduced to writing and signed by both parties shall be binding.

f. Attorney’s Fees, Court Costs and Costs of Collection: Whenever any monies due hereunder are collected by law or by attorney at law to prosecute such an action, then both parties agree that the prevailing party will be entitled to reasonable attorney’s fees, plus all court costs and costs of collection.

g. Indemnification: Tenant agrees to indemnify and hold Landlord, Broker and Manager harmless from and against any and all injuries, damages, losses, suits and claims against Landlord, Broker and/or Manager arising out of or related to: (1) Tenant's failure to fulfill any condition of this Lease; (2) any damage or injury happening in or to the Premises and the Property or to any improvements thereon as a result of the acts or omissions of Tenant or Tenant’s family members, invitees or licensees, including, but not limited to Tenant’s failure to immediately notify Landlord of any dangerous condition on or in the Premises; (3) Tenant’s failure to comply with local, state or federal law; (4) any judgment, lien or other encumbrance filed against the Premises or Property as a result of Tenant's actions and any damage or injury happening in or about the Premises or Property to Tenant or Tenant’s family members, invitees or licensees (except if such damage or injury is caused by the intentional wrongful acts of Landlord or Broker); (5) failure to maintain or repair equipment or fixtures, where the party responsible for their maintenance uses commercially reasonable efforts to make the necessary repairs and Tenant covenants not to sue Landlord, Broker or Manager with respect to any of the above-referenced matters. In addition to the above, Tenant agrees to hold Broker and Manager harmless from and against Owner of the Property not paying or keeping current with any mortgage, property taxes or homeowners association fee’s on the Property or not fulfilling the Owner’s obligations under this lease. For the purpose of this paragraph, the term “Broker” shall include Broker and Broker’s affiliated licensees, employees and if Broker is a licensed real estate brokerage firm, then officers, directors and owners of said firm.

h. Corrections: Tenant will fully cooperate if correction or adjustment of any portion of this Lease is necessary due to any clerical errors, and Tenant will approve, sign, and comply with such additional documents as are necessary to correct such errors. Any such clerical error will not void or otherwise invalidate this Lease.

i. Keys: Landlord may release keys to or open the Premises to any of the occupants listed herein.

j. Waiver of Homestead Rights: Tenant for himself and his family waives all exemptions or benefits under the homestead laws of Georgia.

k. Governing Law: This Lease may be signed in multiple counterparts and shall be governed by and interpreted pursuant to the laws of the State of Georgia. This Lease is not intended to create an estate for years on the part of Tenant or to transfer to Tenant any ownership interest in the Premises or Property.

l. Security Disclaimer: Tenant acknowledges that: (1) crime can occur in any neighborhood including the neighborhood in which the Premises and Property is located; and (2) while Landlord may from time to time do things to make the Premises and Property reasonably safe, Landlord is not a provider or guarantor of security in or around the Premises and / or the Property. Tenant acknowledges that prior to occupying Property, Tenant carefully inspected all windows and doors (including the locks for the same) and all exterior lighting and found these items: (a) to be in good working order and repair; and (b) reasonably safe for Tenant and Tenant’s household and their invitees, licensees and guests knowing the risk of crime. If during the term of the Lease any of the above items become broken or fall into disrepair, Tenant shall give notice to Landlord of the same immediately.

m. Disclosure Rights: Landlord may disclose information about Tenant to law enforcement officers, governmental officials and for business purposes.

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n. Rental Application: Only those people indicated on Tenant’s rental application are permitted to reside at the Premises, with the exception of any minor children born to, or adopted by, Tenant. If it is later discovered that the information disclosed on rental application by Tenant was incomplete or inaccurate at the time it was given, Tenant shall be in default of this Lease and Landlord may pursue any and all of Landlord’s remedies regarding said default.

o. Fair Housing Disclosure: Landlord, Broker and Manager are committed to leasing and managing the Premises without regard to race, color, national origin, religion, handicap, familial status, sex, sexual orientation or gender identity.

p. Georgia Landlord Tenant Handbook: Tenants are encouraged to obtain and review the Georgia Landlord Tenant Handbook which is available at www.dca.ga.gov.

7. Destruction of Property/Premises. If flood, fire, storm, mold, other environmental hazards that pose a risk to the occupants’ health, other casualty or Act of God shall destroy (or so substantially damage it as to make it be uninhabitable) Tenant’s damages shall be liquidated and limited to an abatement of rent from the date of such destruction until the Premises are habitable again, it being agreed that the same is a reasonable pre-estimate of Tenant’s actual damages and is not a penalty. Notwithstanding the above, if the Premises cannot be made habitable within thirty (30) days of such destruction, or if Landlord notifies Tenant in writing that the Premises cannot be made habitable within this timeframe, then either Landlord or Tenant may terminate this Lease, upon notice to the other party. Such notice of termination must be given within fourteen (14) days from the earlier of either the Landlord not timely making the Premises habitable or notice being given by Landlord to Tenant that the Premises will not be able to be made habitable within thirty (30) days from the destruction of the Premises. If such notice of termination is not timely given, then the parties’ right to terminate due to the destruction of the Premises shall be waived, and Tenant shall reoccupy the Premises upon receipt of notice from Landlord that the Premises are now habitable. If Premises are damaged but not rendered wholly untenable by flood, fire, storm, or other casualty or Act of God, rent shall abate in proportion to the percentage of Premises which has been damaged and Landlord shall restore Premises as soon as is reasonably practicable whereupon full rent shall commence. Rent shall not abate nor shall Tenant be entitled to terminate this Lease if the damage or destruction of Premises, whether total or partial, is the result of the negligence of Tenant or Tenant’s household or their invitees, licensees, or guests.

8. Mortgagee’s Rights. Tenant’s rights under this Lease shall at all times be automatically junior and subordinate to any deed to secure debt which is now or shall hereafter be placed on the Premises or Property. If requested, Tenant shall execute promptly any certificate that Landlord may request to effectuate the above.

9. GAR Forms. The Georgia Association of REALTORS®, Inc. (“GAR”) issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. These forms are generic and written with the interests of multiple parties in mind. The parties agree to carefully review the GAR Forms to be used in this transaction and modify the same to meet their specific needs. If any party has any questions about their rights and obligations under any GAR form, they should consult an attorney. Provisions in the GAR Forms may be subject to differing interpretations by our courts other than what the parties may have intended. Our courts may at times strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

10. Additional Rules & Regulations. In addition to the rules and regulations generally listed in this Agreement, the following additional rules also apply:

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________

11. Beware of Cyber Fraud: Fraudulent e-mails attempting to get you to wire money to criminal computer hackers are increasingly common in real estate transactions. Under this scam, computer hackers fraudulently assume the online identity of the actual mortgage lender, closing attorney and/or real estate broker with whom you are working in the real estate transaction. Posing as a legitimate company, they then direct you to wire money to them. In many cases, the fraudulent e-mail is sent from what appears to be the authentic web page of the legitimate company responsible for sending the wiring instructions. You should use great caution in sending or receiving funds based solely on wiring instructions sent to you by e-mail. Independently verifying the wiring instructions with someone from the company sending them is the best way to prevent fraud. In particular, you should treat as highly suspect any follow up e-mails you receive from a mortgage lender, closing attorney and/or real estate broker directing you to wire funds to a revised account number. Never verify wiring instructions by calling a telephone number provided along with a second set of wiring instructions since you may end up receiving a fraudulent verification from the computer hackers trying to steal your money. Independently look up the telephone number of the company who is supposed to be sending you the wiring instructions to make sure you have the right one.

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12. Exhibits. All exhibits attached hereto listed and selected below or referenced herein are made a part of this Lease. If any such exhibit conflicts with any preceding paragraph, said exhibit shall control:

[ ] Legal Description Exhibit (F807 or other) “_______”

[ ] Owner’s Property Disclosure Statement Exhibit (F907) “_______”

[ ] Move In/Move Out Condition Report (F910) “_______”

[ ] Move-In Inspection Report (F911) “_______”

[ ] Lead-Based Paint Exhibit (F918) “_______”

[ ] Pet Exhibit (F810) “_______”

[ ] Consent to Take Pictures and Video of Property Exhibit (F919) “_______”

[ ] Required Renter’s Insurance Exhibit (F920) “_______”

[ ] Pool on Property Exhibit (F921) “_______”

[ ] Property Damage Liability Exhibit (F923) “_______”

[ ] Other ____________________________________________________________

[ ] Other ____________________________________________________________

[ ] Other ____________________________________________________________

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any exhibit, addendum, or preceding paragraph (including any changes thereto made by the parties), shall control:

[ ] Additional Special Stipulations (F246) are attached.

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By signing this Agreement, Tenant and Landlord acknowledge that they have each read and understood this

Agreement and agree to its terms.

1 Tenant’s Signature 1 Landlord’s Signature

          2/25/2026 John Sordillo as CRO 2/19/2026

Print or Type Name Date Print or Type Name Date

c/o B. Riley, 3445 Peachtree Rd, Ste 1225, Atlanta, GA 30326

Tenant’s Address for Receiving Notice Landlord’s Address for Receiving Notice

Tenant’s Phone Number: [ ] Cell [ ] Home [ ] Work Landlord’s Phone Number: [ ] Cell [ ] Home [ ] Work

Tenant’s E-mail Address Landlord’s E-mail Address

2 Tenant’s Signature 2 Landlord’s Signature

Print or Type Name Date Print or Type Name Date

Tenant’s Address for Receiving Notice Landlord’s Address for Receiving Notice

Tenant’s Phone Number: [ ] Cell [ ] Home [ ] Work Landlord’s Phone Number: [ ] Cell [ ] Home [ ] Work

Tenant’s E-mail Address Landlord’s E-mail Address

[ ] Additional Signature Page (F931) is attached. [ ] Additional Signature Page (F931) is attached.

Leasing Broker/Affiliated Licensee Contact Information Listing Broker/Affiliated Licensee Contact Information

Listing Broker: If adjacent box is checked ☑, Listing

Leasing Broker

Broker is also the Manager herein and shall have the

authority to act as the agent of the Landlord hereunder.

2/19/2026

Broker/Affiliated Licensee Signature Date Broker/Affiliated Licensee Signature Date

Joel Murovitz 263315

Print or Type Name GA Real Estate License # Print or Type Name GA Real Estate License #

Licensee’s Phone Number Fax Number Licensee’s Phone Number Fax Number

Licensee’s E-mail Address Licensee’s Email Address

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REALTOR® Membership REALTOR® Membership

Broker’s Address Broker’s Address

Broker’s Phone Number Fax Number Broker’s Phone Number Fax Number

MLS Listing Number:

Brokerage Firm License Number MLS Office Code Brokerage Firm License Number MLS Office Code

Binding Agreement Date: The Binding Agreement Date in this Lease is the date of 2/25/2025 and has

been filled in by           .

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